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                                                                    EXHIBIT 10.5





CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                                  AGREEMENT FOR

                       MANUFACTURING AND SUPPLY OF BNP7787



                Made as of April 12, 2001 (the "Effective Date")

                                 by and between

                        BIONUMERIK PHARMACEUTICALS, INC.,
                   (hereinafter referred to as "BioNumerik"),
                    a corporation duly organized and validly
                     existing under the laws of the State of
                    Texas with its principal offices at Suite
                           1250, 8122 Datapoint Drive,
                           SAN ANTONIO, TX 78229, USA

                                       and

                         SUMIKA FINE CHEMICALS CO., LTD.
                     (hereinafter referred to as "Sumika"),
   a corporation duly organized and validly existing under the laws of Japan, with its principal offices at 1-21, Utajima 3-chome, Nishiyodogawa-ku,
                              Osaka 555-0021, Japan




1                 DEFINITIONS

                  Unless otherwise expressly set forth herein, the following terms shall have the meanings set forth below:

1.1               Calendar Quarter
                  Shall mean each three (3) month period ending on March 31, June 30, September 30 or December 31.

1.2               Compound

                  Shall mean the compound 2,2'-Dithio-Bis-Ethane sulfonate, disodium salt, also known as BNP7787.

1.3               Confidential Information
                  Shall mean all information, whether technical or non-technical, trade secrets, discoveries, data, drawings, techniques, documents, models, samples and know-how, whether or not patented or patentable, owned or possessed by the Parties on the date of this Agreement or later developed by them.

1.4               Party
                  Shall mean BioNumerik or Sumika, and when used in the plural form both BioNumerik and Sumika.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.


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1.5               Product(s) or Finished Dosage Form
                  Shall mean any pharmaceutical composition containing the Compound as the pharmacologically active ingredient.

1.6               Specifications
                  Shall mean the mutually agreed upon specifications for the Compound attached on Annex 1 hereto.


2                 MANUFACTURE AND SUPPLY OF COMPOUND


2.1 Subject to the provisions of this Agreement, BioNumerik shall purchase from Sumika and Sumika shall supply, at the price set forth in Annex 2 attached hereto, a minimum of [**] of BioNumerik's annual actual requirements of the Compound until the cumulative total amount of the Compound purchased by BioNumerik from Sumika reaches [**]. BioNumerik may also consider additional procurements of its Compound from other manufacturers in accordance with Section 2.3.



2.2 The Compound shall be manufactured and delivered in accordance with the Compound Specifications indicated in Annex 1, which will be mutually updated from time to time by the Parties. In addition, manufacturing of the Compound by Sumika will be conducted in compliance with current U.S. FDA Good Manufacturing Practices (cGMP), ISO9002 and International Conference on Harmonization (ICH) regulations and guidelines. BioNumerik shall not export the Compound sold by Sumika hereunder or the Product(s) produced from such Compound to any country or territory where such export would be in violation of the patent laws of such territory. Prior to any export of Compound(s) or Product(s), BioNumerik and Sumika shall, if requested by either party, discuss in good faith the matter of whether such export would violate the patent laws of the intended country or territory of export. In addition to the foregoing, BioNumerik shall have no obligation to purchase from Sumika any percentage of its requirements of Compound with respect to a territory to which it is unable to export Compound as provided in the Section 2.2 or to which Sumika does not agree to export Compound as provided in Section 2.9. Sumika will not sell the Compound to any party other than BioNumerik without BioNumerik's prior written consent.


                  Sumika shall be entitled to appoint any trading company it deems appropriate to act as an intermediary between the Parties for the purchase, sale and delivery of the Compound, provided that the costs paid or payable by BioNumerik shall not increase because of such appointment and such trading company shall be reasonably acceptable to BioNumerik.






[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                        2



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2.3               In the event BioNumerik considers procurements of its Compound in addition to the amount (a minimum of [**] of BioNumerik's annual actual requirements of the Compound until the cumulative total amount of the Compound purchased by BioNumerik from Sumika reaches [**] to be purchased pursuant to Section 2.1, BioNumerik may conduct such additional procurements from other manufacturers, provided BioNumerik shall give Sumika notice of such consideration prior to any farther contracting with another supplier or suppliers for such additional Compound amounts. In such circumstances, Sumika may, a its option, provide BioNumerik with a bid containing new price, delivery amount and other material terms under which it would manufacture and transport Compound on a non-exclusive basis to BioNumerik. It is the hope of the Parties that Sumika will manufacture A significant and major portion of the Compound to be supplied to BioNumerik, subject to meeting the competitive requirements of price, quality, supply, delivery and other material terms relative to other potential or active manufacturers. If such bid from Sumika is on substantially competitive terms with BioNumerik's other alternatives for manufacturing Compound, then BioNumerik and Sumika will negotiate in good faith to enter into an amendment to this Agreement providing for the manufacture by Sumika of a significant portion of the Compound amounts required by BioNumerik, which portion will be determined by BioNumerik in its discretion based on BioNumerik's evaluation of considerations including the need to manage risk by having more than one manufacturer of Compound. In the event of any unsuccessful bid by Sumika, BioNumerik will describe to Sumika the categories in which its bid was deemed not competitive. In the absence of any bid from Sumika (within 60 days of receipt of the notice from BioNumerik) to manufacture Compound on substantially competitive terms to BioNumerik's other bid, BioNumerik shall be free to utilize such other alternatives for the manufacture of manufacturing alternatives Compound. Until an amendment to this Agreement is entered into by the Parties, Sumika's obligations shall continue to manufacture and supply Compound as provided in this Agreement. The Parties recognize that Sumika shall have reasonable opportunities to be a significant manufacturer of Compound as provided above, but that no assurance can be given that Sumika will be a sole source for the Compound due to the expected volume of use, taxation/importation costs that may be encountered in various territories, and other considerations.

2.4 BioNumerik and Sumika will regularly communicate concerning the purchase and sale of the Compound. BioNumerik shall provide to Sumika, no later than the 15th day following the end of each Calendar Quarter, a forecast of its estimated purchase orders from Sumika for the 12 calendar months following the month in which the forecast is transmitted. BioNumerik may make more frequent forecasts as it may deem necessary. Except as otherwise provided herein, the terms and conditions of all sales of the Compound by Sumika to BioNumerik shall be in accordance with an acknowledgement ("Acknowledgement") provided by Sumika to BioNumerik in response to each purchase order placed by BioNumerik hereunder. The quantity of each shipment of the Compound specified in each Acknowledgement shall be definitive for all purposes herein absent conclusive error. BioNumerik shall provide Sumika with purchase order(s) for Compound at least [**] prior to the time BioNumerik requires such Compound. Each minimum purchase order amount of the Compound by BioNumerik shall be [**]. During the term of this Agreement, Sumika shall provide BioNumerik with such quantities of Compound as may be requested by BioNumerik and accepted by Sumika in accordance with the terms of this Agreement.




2.5 BioNumerik shall test and approve the quality of delivered Compound within 21 days after receipt of the Compound. If BioNumerik fails to so test or approve, BioNumerik shall be deemed to have tested and approved the quality of such Compound. If BioNumerik informs Sumika within the said 21 days' period that the delivered Compound does not meet the Specifications, BioNumerik shall, within 10 days thereafter, send back the non-conforming Compound, and disclose the test results concerning such Compound, to Sumika. Then, the Parties shall cooperate with each other in promptly examining such test results and promptly comparing the non-conforming Compound in question and the sample of the Compound retained by Sumika. If the Compound proves to be non-conforming at the time of delivery to BioNumerik, upon BioNumerik's written request, Sumika will promptly send to BioNumerik without additional charge replacement amounts of the ordered Compound that were non-conforming, and provide BioNumerik with a credit equal to the transportation costs of such non-conforming Compound. Sumika's foregoing obligations shall be the sole remedy to BioNumerik Sumika's total responsibility shall not

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.


                  exceed the value of the Compound in question plus related shipping costs. Prior to approval of the Compound for commercial sale, BioNumerik shall warehouse any back-up supply of Compound purchased by BioNumerik from Sumika. If the Parties discuss and agree that Sumika will hold such inventory on behalf of BioNumerik, then Sumika shall send BioNumerik lot sample(s) of the Compound and then BioNumerik shall test and approve the quality of such sample(s) within 21 days of receipt thereof and shall thereafter make the payment for such Compound within 30 days; provided, however, that if the quality of the Compound has been approved in advance by BioNumerik, then BioNumerik shall make the payment within 30 days after BioNumerik's order therefor with Sumika. Such Compound shall be subject to the product warranties set forth in Article 4 of this Agreement.



2.6 The price of the Compound shall be on a [**] and in accordance with Annex 2 attached hereto. In the event that BioNumerik requests for the delivery of the Compound on other trade terms, any increase of transportation and other costs incurred by such request shall be borne by BioNumerik. Payment for all Compound purchased from Sumika by BioNumerik in accordance with this Agreement and approved by BioNumerik in accordance with Section 2.5 shall be made in full within 30 days after Compound satisfying the required Specifications are received. BioNumerik shall make such payment without set-off, counterclaim, or other such rights which BioNumerik may claim against Sumika. Overdue payments shall accumulate interest thereon at the rate of 14 percent per annum. Payment by BioNumerik hereunder shall be made by wire transfer in accordance with Annex 3.



2.7 As a part of this Agreement, Sumika shall maintain all of the appropriate Specifications and standard operating procedures related to the manufacturing of the Compound. These will be treated as controlled documents and will be maintained utilizing a suitable document control procedure to ensure proper issuance and change, respectively. During the term of this Agreement and for a period of at least two years thereafter, Sumika shall maintain records of inspection and testing, lab notebooks and procedures made in connection with the manufacturing work conducted under this Agreement. In addition, as a part of this Agreement Sumika shall prepare and maintain an updated Drug Master FIle (DMF) for the Compound for the United States, the European Union, and Japan and shall answer any deficiency letter that the U.S. FDA and/or other relevant regulatory health authority may issue to BioNumerik regarding the manufacturing process for the Compound, provided that the Parties shall discuss and agree in writing upon the costs and expenses required for the preparation of such DMF. The costs to prepare a DMF are estimated to consist of approximately [**] for document compilation of analytical matters; [**] for document compilation of CMC matters; and [**] for finishing the DMF compilation and preparation; and in any event the total DMF cost shall not exceed [**].



[**] Certain INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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2.8               Sumika shall keep BioNumerik regularly informed of the status and progress of the manufacturing of Compound through regular telephone or e-mail updates and through written summaries provided to BioNumerik on a quarterly basis. Sumika recognizes and agrees that any change in the process for preparation or manufacture of the Compound (whether planned or unplanned) must be approved in advance in writing by BioNumerik.

2.9 Subject to the limitations on exports contained in Section 2.2 hereof, Sumika shall be responsible for complying with all transport regulations and export laws applicable under the laws of Japan and any export territory agreed upon by the Parties concerning the provision of the Compound to BioNumerik in accordance with this Agreement. BioNumerik shall be responsible for complying with all transport regulations and export laws applicable under the federal, state and local laws of the United States of America and other territories designated by the Parties concerning the Compound. Sumika will use reasonable best efforts to assure that the Compound will be transported to BioNumerik in a reasonable and appropriate manner, which will include reasonable consideration of environmental conditions of the shipping, cGMP requirements, and the procedures and precautions to be followed by the shipper.


3                 INSPECTIONS AND CONTROLS

3.1 Subject to confidentiality obligations contained in Section 7, Sumika agrees to allow inspections of its manufacturing facilities in which the Compound is being manufactured, analyzed or tested, by representatives of BioNumerik or Grelan Pharmaceutical Co., Ltd. ("Grelan"), as well as FDA and other material regulatory authorities of the U.S. or other governments, during normal working hours upon prior written notice to Sumika. Sumika shall grant access to such premises and to the documentation necessary for or appropriate to the manufacturing and quality control of the Compound. BioNumerik shall cause Grelan to comply with the Confidentiality obligations set forth in this Agreement and shall be responsible for any breach of such obligations by Grelan.

3.2 Sumika shall ensure all manufacturing, test and inspection equipment is maintained under a documented calibration program that is ISO9002 and ICH compliant. This includes providing equipment calibration certifications as required.

3.3 Sumika will maintain environmental controls, including particulate and bioburden monitoring, pest controls and housekeeping procedures in accordance with FDA cGMP, ISO9002 and ICH regulations and guidelines. The use of supplies of process water, air and particulate handling, etc., for cGMP manufacture of the Compound, shall be consistent with FDA cGMP specifications and ICH regulations and guidelines.

3.4 Sumika shall maintain a Quality Control department, which is a distinct department separate from manufacturing. Sumika Quality Control/Quality Assurance will perform incoming, in-process and finished product inspections, review records, perform line clearances, maintain batch history records, provide batch history records for review and accuracy and completeness and provide product release services in accordance with cGMP and ICH regulations and guidelines.


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3.5               Sumika will promptly notify BioNumerik of any FDA or other material regulatory inspection of Sumika related to the Compound, and will promptly provide BioNumerik with a copy of documentation and Sumika's correspondence and plans to address any deficiencies relating to such inspection.


4                 PRODUCT WARRANTIES

4.1 Sumika warrants and represents exclusively to BioNumerik that the Compound manufactured by Sumika and delivered to BioNumerik hereunder shall, at the time of shipment, conform to the Specifications and be manufactured in accordance with all applicable laws and regulations relating to the manufacture of the Compound, including but not limited to, applicable supranational, national and local laws in the country when and where manufacture occurs, current U. S. FDA Good Manufacturing Practices (cGMP), ISO9002 and ICH regulations and guidelines. Sumika further represents that the API is still in a development process and that the shelf life stability of API will be determined based on additional stability testing data that is obtained in the future. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SUMIKA MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY INTENDED USE OR PURPOSE. Notwithstanding the foregoing, BioNumerik shall have no obligation to purchase any Compound that does not meet the Specifications as provided in Section 2.5 hereof.


5                 DEBARMENT CERTIFICATION

5.1 Sumika warrants that it will not knowingly use in connection with the services rendered under this Agreement in any capacity the services of any person debarred under the U.S. Food, Drug & Cosmetic Act or any other similar law or regulation governing drug manufacturing.


6                 INDEPENDENT CONTRACTOR STATUS

6.1 Each of the Parties in performing this Agreement shall be and be deemed to be acting as an independent contractor and not as the agent or employee of the other. Accordingly, BioNumerik shall purchase the Compound from Sumika, which Sumika has manufactured in accordance with the Specifications. BioNumerik and/or its designated affiliates or agents shall then manufacture the Finished Dosage Form in accordance with BioNumerik's specification therefor. Neither Sumika nor BioNumerik shall have any authority whatsoever to act as agent or representative of the other Party nor any authority or power to contract or create any obligation or liability on behalf of the other Party or otherwise bind any other Party in any way for any purpose.




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7                 CONFIDENTIALITY

7.1 Each Party shall hold all Confidential Information received from the other Party in strictest confidence and shall use the same level of care to prevent any unauthorized use or disclosure of such Confidential Information as it exercises in protecting its own information of similar nature. The Parties shall not disclose any Confidential Information received from the other Party to any third party without the prior written consent of the other Party.

7.2 The Confidential Information shall be supplied to the Parties in written form and shall be identified as being confidential and disclosed under the provisions of this Agreement. Any information that is disclosed in oral form shall be confirmed in writing within sixty (60) days after disclosure and be deemed included as Confidential Information within the scope of this Agreement.

7.3 Each Party shall have the right to disclose the Confidential Information of the other Party to the minimum number of those officers and employees who need to know it for the purposes of this Agreement. Such disclosure is allowed only on condition that the persons to whom the Confidential Information will be disclosed shall be, by law, contract or other undertaking, under confidentiality obligations corresponding to those set out in this Agreement.

7.4               The disclosing Party retains all rights to its Confidential
                  Information.

7.5 The confidentiality obligations of this Agreement shall not apply to:

                  a) Confidential Information which at the time of the disclosure is in the public domain; or

                  b) Confidential Information which, after disclosure, becomes part of the public domain otherwise than by breach of this Agreement; or

                  c) Confidential Information which can be established by reasonable and competent proof to have already been in the receiving Party's possession prior to disclosure and was not acquired, directly or indirectly, from the disclosing Party; or

                  d) Confidential Information which a receiving Party shall receive from a third party who has the legal right to disclose it and who would by disclosure not breach, directly or indirectly, any confidentiality obligation to either Party; or

                  e) Confidential Information which is released for disclosure by prior written consent of the disclosing Party; or

                  f) Confidential Information which has been independently developed by a Party hereto without the use or benefit of Confidential Information received from the other Party; or Confidential Information which is required to be disclosed by law or by order of court of competent jurisdiction, provided that due advance notice is given to the other Party of such a requirement and also such disclosure is then made only to the minimum extent so required.

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7.6               The burden of proving that any of the above exceptions is
                  applicable to a Party to relieve it of its liability or obligations hereunder shall be upon the Party claiming such exception(s).

7.7 Grelan shall comply with the confidentiality obligations set forth herein as if Grelan is a party to this Agreement.


8                 INTELLECTUAL PROPERTY RIGHTS

8.1               a)       As used herein "Intellectual Work Product" means all
                           inventions, modifications, discoveries, improvements, processes, techniques, documentation, scientific and technical data, drawings and other information other than the Sumika Technology, that is generated as a result of the manufacturing services performed for BioNumerik by Sumika in accordance with this Agreement. "Sumika Technology" means all present and future documentation, scientific and technical data, processes, test procedures, information, know-how, techniques, technology, patents, patent rights, copyrights, trade secret rights, inventions, intellectual property rights, and other information and techniques that are owned, developed or licensed by Sumika (other than those developed hereunder or in connection with the manufacturing or other projects performed for BioNumerik by Sumika). BioNumerik shall not own any of the Sumika Technology. However, Sumika shall use the Sumika Technology, as far as it is applicable, in order to efficiently carry out the manufacture of the Compound.

                  b) The Parties hereto understand and agree that no rights are being conveyed to Sumika (or any of their affiliates) to use any BioNumerik Technology (as hereafter defined) for any purpose other than the sole purpose of preparing the Compound for the benefit of BioNumerik in accordance with the terms of this Agreement. As used herein, "BioNumerik Technology" means all present and future documentation, scientific and technical data, processes, test procedures, information, know-how, techniques, technology, patents, patent rights, copyrights, trade secret rights, inventions, intellectual property rights, and other information and techniques that are owned, developed, or licensed by BioNumerik. Prior to and during the course of developing this Agreement, and in the future during the course of this Agreement, BioNumerik has provided and may provide Sumika with confidential and proprietary enabling disclosures pertaining to the composition, processes and conditions for manufacturing, potential uses and other commercially sensitive information relating to the Compound.


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8.2               a)       Sumika acknowledges that BioNumerik is the sole and
                           exclusive owner of all Intellectual Work Product (except the Sumika Technology, as described above in 8.1). In consideration of the covenants contained herein, and for other good and valuable consideration set forth herewith, Sumika hereby assigns and transfers to BioNumerik and its successors and assigns all right, title and interest that Sumika has or may later acquire in and to the Intellectual Work Product under copyright, patent, trade secret and trademark law. Such assignment includes the assignment of the entire right, title and interest in and to all applications for letters patent and any and all letters patent or patents in the United States of America and all foreign countries which may be granted on and in connection with the Intellectual Work Product.

                  b) Sumika agrees to co-operate with BioNumerik so that BioNumerik may enjoy to the fullest extent the entire right, title and interest in and to the Intellectual Work Product. In connection therewith, Sumika agrees to execute, if necessary, additional papers and documents and to take all actions requested by BioNumerik in order to (a) further evidence ownership of the Intellectual Work Product by BioNumerik and its successors and assigns and (b) allow BioNumerik to procure, maintain and enforce all letters patent and intellectual property rights to the Intellectual Work Product. BioNumerik agrees to reimburse Sumika all reasonable costs in relation to the production of additional papers and documents as well as all actions requested by BioNumerik pursuant to this
                           Section 8.2(b).

                  c) In addition, in the event the manufacturing efforts hereunder result in a synthesis or manufacturing process for the Compound that incorporates Sumika Technology, BioNumerik shall be granted, and is hereby granted, a worldwide, personal, non-exclusive, perpetual, royalty-free, non-sublicensable license to practice said inventions and technology to the extent they relate to such synthesis and manufacturing (so long as such grant is not in violation of Sumika's agreements with other parties existing as of the date of this Agreement). BioNumerik will not transfer the Sumika Technology to any third party without the prior written agreement of Sumika, and no third party may use the Sumika Technology without the prior written agreement of Sumika.

d)                         [**].


8.3 Except for use for the purposes as defined in this Agreement, no right, title, interest, or license in or to any trademark, patent, copyright or service mark or symbol or any other intellectual property right of a Party is granted to the other Party under this Agreement.


9                 INDEMNIFICATION PROVISIONS

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.


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                  a.       Sumika shall not be responsible for any product
                           liability relating to or arising from any Compound supplied by Sumika under this Agreement and the Product(s) produced from such Compound so long as the Compound and the production method of such Compound have been approved by BioNumerik, unless such approval is based on inappropriate data provided by Sumika.

9.1 BioNumerik will indemnify and hold harmless Sumika, its affiliates, any present or future parent or subsidiary of them, and their respective officers, directors, employees, counsel, agents and affiliates (the "Indemnified Sumika Parties") against any and all losses, liabilities, damages, costs and expenses including, but not limited to, reasonable attorney fees and any and all reasonable expenses incurred in defending against any litigation, commenced or threatened, or any claim, and any and all amounts reasonably paid in settlement of any claim or litigation commenced or threatened ("Losses"), arising out of (i) product liability, patent and trademark infringement or other suits and claims relating to rights under BioNumerik's control and regarding any active pharmaceutical ingredient or raw materials, including but not limited to, any bulk drug, or the Compound, Products or Finished Dosage Form, including but not limited to the sterilization, bottling or production processes thereof, (ii) any failure by BioNumerik to comply with any applicable governmental regulation (including, without limitation, any applicable environmental laws), (iii) any breach of any representation, warranty, covenant or agreement of BioNumerik contained in this Agreement, (iv) the use by Sumika of any raw or component material(s) supplied by BioNumerik to Sumika or by a third party on BioNumerik's behalf, or (v) the promotion, marketing, distribution and sale, whether directly or through distributors, of the Compound; PROVIDED, HOWEVER, THAT BIONUMERIK SHALL NOT INDEMNIFY OR HOLD HARMLESS ANY OF THE INDEMNIFIED SUMIKA PARTIES TO THE EXTENT THAT SUMIKA OR ANY INDEMNIFIED SUMIKA PARTIES ARE RESPONSBILE BY NEGLIGENCE OR WILLFUL ACT FOR SUCH LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES.

9.2 Sumika will indemnify and hold harmless BioNumerik, its affiliates, any present or future parent or subsidiary of any of them, and their respective officers, directors, employees, counsel, agents and affiliates (the "Indemnified BioNumerik Parties") against any and all Losses arising out of (i) any breach of any representation, warranty, covenant or agreement of Sumika contained in this Agreement, or (ii) any failure by Sumika to comply with any applicable governmental regulation (including, without limitation, any applicable environmental laws), BUT ONLY TO THE EXTENT SUCH FAILURE REFERRED TO WITHIN
                  (ii) OF THIS PARAGRAPH IS ATTRIBUTABLE TO SUMIKA'S BREACH OF THIS AGREEMENT, OR SUMIKA'S FAILURE TO MANUFACTURE ANY PRODUCT IN CONFORMANCE WITH THE SPECIFICATIONS; provided further that Sumika will not indemnify and hold harmless Indemnified BioNumerik Parties for any losses arising out of BioNumerik's negligence or willful act.

9.3 Conditions of Indemnification: With respect to any indemnification obligations of either Party to the other Party under this Agreement, the following conditions must be met for such indemnification obligations to become applicable:

                  a) The indemnified Party shall notify the indemnifying Party promptly in writing of any claim which may give rise to an obligation on the part of the indemnifying Party hereunder;

                  b) The indemnifying Party shall be allowed to timely undertake the sole control of the defense of any such action and claim, including all negotiations for the settlement, or compromise of such claim or action at its sole expense;

                  c) The indemnified Party shall at its sole expense render reasonable assistance, information, co-operation and authority to permit the indemnifying Party to defend such action.

9.5 BioNumerik shall notify Sumika in writing of any defect that it learns of, which is likely to affect the manufacture of the Compound as contemplated by this Agreement.


10                TERM AND TERMINATION

10.1 This Agreement shall enter into force as of the Effective Date of the Agreement and unless earlier terminated, shall continue in full force and effect until BioNumerik's fulfilling and completing its obligations set forth in Section 2.1 unless extended by agreement of the Parties. Sections 4, 7, 8, 9, 11, 16 and 17 shall survive any termination of this Agreement.

10.2 The Parties may terminate this Agreement upon mutual written agreement at any time during the Term of this Agreement.

10.3 Either party may terminate this Agreement without penalty at any time without payment of any compensation by giving six months prior written notice of termination to the other party, if either party believes that such termination is reasonably justified, provided that, if requested by the non-terminating party, the terminating party shall discuss such termination with the other party for a period of up to 60 days in a good faith and best effort to find a mutually agreeable solution for avoiding such termination. If the circumstances require more than 60 days to adequately discuss such matter, the 60 days discussion period set forth in the preceding sentence will be extended to up to 180 days (inclusive of the 60 day discussion period described above) at the request of either party. In the event that both parties fail to find a mutually agreeable solution for avoiding such termination in such a period of 60 days or 180 days as stipulated above, this Agreement shall be terminated, provided however that , notwithstanding the provisions of Section 10.1, (i) any rights and obligations of each party under this Agreement except those stipulated in clauses (ii) and (iii) of this sentence set forth below shall lose effect on the date of such termination, (ii) the Parties shall be responsible for fulfilling and completing all orders for Compound made by BioNumerik prior to the date of such termination, and (iii) Sections 4, 7, 8, 9, 11, 16, and 17 shall survive any such termination.

                  Either Party shall have the right, without prejudice to any other rights or remedies available to it, to terminate this Agreement for cause with immediate effect by written notice to the other Party in any of the following events:


                  a) The other Party defaults in the performance of any of its obligations under this Agreement and such default continues unremedied for thirty (30) days from notice to the defaulting Party;

                  b) The other Party intentionally makes (or is discovered to have intentionally made) any material false representations or omissions, reports or claims in connection with the business relationships of the Parties;

                  c) Any of the representatives of the Parties engages in (or is discovered to have engaged in) fraudulent, criminal or negligent conduct in connection with the business relationships of the Parties;

                  d) The other Party files a petition in bankruptcy, is adjudicated bankrupt, files for reorganization, is placed in liquidation, makes a general assignment for the benefit of its creditors, becomes insolvent or is otherwise unable to fulfill its business obligations;


                  e) Any change occurs with respect to the ownership of the other Party by virtue of dissolution, reorganization or transfer or sale of fifty percent (50 %) or more of the outstanding stocks of the other Party to a third party having activities within the pharmaceutical field.



11                LIMITATION OF DAMAGES

11.1 In no event shall either Party be liable to the other Party or third parties for any indirect, incidental or consequential damages, such as e.g. lost profits in connection with its performance under this Agreement or any breach thereof. The restrictions of liability to compensate damages stipulated for in this article shall not be applied to any breach of the intellectual property rights of Sumika or BioNumerik or its principals, including but not limited to rights of patent, copyright and trademark or unauthorized disclosure of the trade secrets or other confidential information of the same provided to either of the Parties under this Agreement. The compensation for damages for such breach shall include any damages suffered by Sumika or BioNumerik, whether direct or indirect, including but not limited to damages suffered due to loss of profits, business or good-will, provided that the amount of such compensation shall not exceed the value of the Compound sold and purchased between the Parties under this Agreement.

12                FORCE MAJEURE

12.1 Neither Party shall be liable for delays or failure of performance of any obligation hereunder by reason of an Act of God, fire, flood, earthquake, war, public disaster, strike or labor difference, governmental enactment, rule or regulation, unforeseeable raw material shortages, transportation interruption or any other cause beyond such Party's control, provided that diligent continuing efforts are made to resume performance if such resumption is a commercially reasonable option. Written notice must be given to the other Party for any claim made under this clause.

13                PUBLICITY AND PUBLICATIONS

13.1 Except as provided by this Agreement or as required by law, neither Party shall originate any publicity, news release or other public announcement, written or oral, whether to the public press, or otherwise, relating to this Agreement, any amendment hereto or performance hereunder, or the existence of any arrangement between the Parties without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

14                AUTHORIZATION AND NOTICES

14.1 All notices referred to herein shall be sent by prepaid registered mail or by telefax and shall be deemed delivered if sent to the addresses of the respective Parties hereinbelow indicated, or such other address as is furnished by such notice to other Party.

                  Notices and payments to Sumika shall be made to:

                  SUMIKA FINE CHEMICALS CO., LTD.
                  1-21, Utajima 3-chome
                  Nishiyodogawa-ku, Osaka 555-0021, Japan
                  Attn:    Mr. Katsuyki Imada, Assistant Manager,
                                               International Business Division
                           Dr. Naruhito Masai, Director International Business
                                               Division
                  Fax:     +81-6-6473-0503
                  Phone:   +81-6-6473-0574
                  e-mail : imada@sumika-fine-chem.co.jp
                           masai@sumika-fine-chem.co.jp


                  Notices and invoices to BioNumerik shall be made to:

                  BIONUMERIK PHARMACEUTICALS, INC.
                  Suite 1250,
                  8122 Datapoint Drive,
                  San Antonio, Tx 78229, USA
                  Attn:    Dr. Harry Kochat, Project Manager
                  Fax:     +1 210 614 9439
                  Phone:   +1 210 614 1701
                  e-mail:  harry.kochat@bnpi.com
                  with a copy to:

                  Frederick H. Hausheer, M.D.,
                  Chairman and CEO
                  BioNumerik Pharmaceuticals, Inc.,
                  Suite 1250,
                  8122 Datapoint Drive
                  San Antonio, TX 78229, USA
                  Fax:   +1 210 614 0643
                  Phone: +1 210 614 1701


15                ASSIGNMENT

15.1              This Agreement is deemed personal to BioNumerik and Sumika.
                  Neither Party shall, without prior written consent of the other Party, assign this Agreement or any of its rights nor delegate any of its duties or obligations herein. Without prejudice to clause 10.4 e), both Parties agree not to unreasonably withhold consent if such an assignment is contemplated in connection with the sale or merger by a Party of all or substantially all of its assets to a third Party, providing the non-assigning Party receives and accepts such written assurances of continued performance and commitments from the assignee under this Agreement as it may reasonably require prior to such an assignment becoming effective. Any assignment or delegation in derogation of this provision shall be deemed null and void.


16                GOVERNING LAW AND DISPUTES

16.1 THIS AGREEMENT IS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ALL TRADE TERMS PROVIDED IN THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE 1990 EDITION OF INCOTERMS ISSUED BY THE INTERNATIONAL CHAMBER OF COMMERCE.

                  Each party to this Agreement hereby irrevocably consents and submits to the jurisdiction of the courts of the State of Texas and of the United States of America for all purposes in connection with any proceeding which arises out of or relates to this Agreement.

16.2 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce. The place of any arbitration shall be (I) San Antonio, Texas, U.S.A. if such arbitration is instituted by Sumika and (ii) Osaka, Japan if instituted by BioNumerik. Judgment upon award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction in the United States or Japan .


17                MISCELLANEOUS

17.1 WAIVERS: Failure of either Party at any time to require strict performance by the other Party of any of the provisions of the Agreement shall in no way affect the right thereafter to enforce the same, nor shall the waiver of any term, provision, covenant or condition hereof be taken or held to be a waiver of any subsequent breach thereof or as nullifying the effectiveness of such term, provision, covenant or condition.

17.2 COUNTERPARTS: This Agreement may be executed in two or more counterparts, which all together shall constitute one instrument.


17.3 ENTIRE AGREEMENT: This Agreement and its annexes, as well as the Confidentiality Agreement and the Materials Transfer Agreement dated March 13, 2000 by and between BioNumerik and Sumika, embody the entire understanding of the Parties and shall supersede all previous communications, representations, or understandings, either oral or written, between the Parties relating to the subject matter hereof.

17.4 AMENDMENTS: No amendments or modifications of this Agreement will be deemed legally binding unless made in writing and signed by both Parties hereto.

17.5 SEVERABILITY: In case one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed by amending or limiting such invalid, illegal, or unenforceable provision so as to conform as closely as possible to the intent of the Parties or, if such is not possible, by deleting such provision from this Agreement.

17.6              ANNEXES: The Annexes form an integral part of this Agreement.
                  Should any internal discrepancies or variances occur between this Agreement and its Annexes, the Agreement shall take precedence.

17.7 HEADINGS: The headings in this Agreement may not be used in the interpretation of any provisions hereof.

17.8 USE OF NAMES: Except as expressly required pursuant to law, neither Party will without prior written consent of the other:

                  (a) Use in advertising, publicity, promotional premiums or otherwise, any trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other Party, or

                  (b) Represent, either directly or indirectly, that any product or service of one Party is a product or service of the other.

17.9 LANGUAGE: The Parties have requested that this Agreement and all related documents be in English.

17.10 COPIES: This Agreement is established in two (2) copies with identical language: One copy for BioNumerik and one copy for Sumika.

In Witness Hereof,

                the Parties hereto through their authorized representatives have executed this Agreement as of the date first written above.

SUMIKA FINE CHEMICALS CO., LTD.


By:       \s\ Z. WAKAYASHI
         ----------------------------------------------

Title:   Managing Director, Marketing & Sales

Date:     4/10/01
         ----------------------------------------------



BIONUMERIK PHARMACEUTICALS, INC.


By:       \s\ FREDERICK H. HAUSHEER
         ----------------------------------------------

Title:   Chairman and Chief Executive Officer

Date:     4/12/01
         ----------------------------------------------



AGREED TO SECTION 7 AND ATTESTED BY:

GRELAN PHARMACEUTICAL CO., LTD.


By:       \s\ H. KANAZAWA
         ----------------------------------------------

Title:   C.O.O. and Vice President -- Director

Date:     4/12/01
         ----------------------------------------------

                                     ANNEX 1


                       QUALITY SPECIFICATIONS AND METHODS



[**]


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

ANNEX 2         SUMIKA PRICE SCHEDULE



[**]


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

ANNEX 3: SUMIKA WIRE TRANSFER INFORMATION


SUMITOMO MITSUI BANKING CORPORATION
     OSAKA HEAD OFFICE
     6-5 KITAHAMA, 4-CHOME, CHUO-KU,
     OSAKA 541-0041
     ACCOUNT NO. 2929482

                                                                         ANNEX 4
                                                                       (3 Pages)





                 LIST OF DMF REQUIREMENTS DATA FOR BNP7787 AND

               RESPONSIBLE PARTY FOR DATA/INFORMATION ACQUISITION



[**]


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.